Exhibit 99.1

The Middleby Corporation Reports Third Quarter Results

ELGIN, Ill.--(BUSINESS WIRE)--November 5, 2020--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the 2020 third quarter of $60.5 million or $1.10 diluted earnings per share on net sales of $634.5 million. Adjusted net earnings were $73.9 million or $1.34 adjusted diluted earnings per share. A full reconciliation between GAAP and non-GAAP measures are provided at the end of this press release.

“While the COVID-19 pandemic continues to have a major impact on our business, the quick and decisive actions we took earlier this year have strengthened our business and are reflected in the strong financial performance in the third quarter. We delivered record cash flows, improved profitability, and enhanced our capital structure for the long-term. While we have implemented the necessary adjustments for uncertain business conditions, we continue to invest in strategic technology and sales initiatives. Most importantly, we remain dedicated to supporting our customers, while keeping the safety and protection of our employees as our top priority,” said Tim FitzGerald, CEO of The Middleby Corporation.

2020 Third Quarter Financial Results

  Net sales decreased 12.4% in the third quarter of 2020 over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 14.1% in the third quarter, reflecting the impact of COVID-19.
  Organic net sales (a non-GAAP measure) declines were reported at the Commercial Foodservice Group due to COVID-19 impacts and challenging market conditions. Residential sales growth is primarily related to the premium appliance brands. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	(25.9)%	14.0%	24.1%	(12.4)%
Acquisitions	1.2%	1.0%	0.9%	1.1%
Foreign Exchange Rates	0.3%	1.7%	0.8%	0.6%
Organic Net Sales Growth (1) (2)	(27.4)%	11.4%	22.4%	(14.1)%

(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
  Adjusted EBITDA (a non-GAAP measure) was $126.5 million, due to the impact of lower revenues as a result of COVID-19; however margins at all three segments were strong reflecting focus on cost control and profitability. A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	22.4%	18.3%	23.8%	19.9%
Acquisitions	(0.2)%	(1.8)%	(0.1)%	(0.6)%
Foreign Exchange Rates	—%	(0.4)%	0.2%	—%
Organic Adjusted EBITDA (1) (2)	22.6%	20.4%	23.7%	20.5%

(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding

  Operating cash inflows during the third quarter increased to $151.4 million in comparison to $128.2 million in the prior year period. Operating cash inflows for the nine months period ended September 26, 2020 increased to $316.2 million in comparison to $229.7 million in the prior year period. The total leverage ratio per our credit agreements was below 3.25x. Our trailing twelve month bank agreement pro-forma EBITDA was $563.4 million.
  On August 21, 2020, the company issued $747.5 million aggregate principal amount of 1.00% Convertible Senior Notes due in 2025 (the "Notes"). The company then entered into privately negotiated capped call transactions for a cost of $104.7 million. Additionally, a portion of the net proceeds from the offering of the Notes was used to prepay $400.0 million of term loan obligations and an amendment on our credit facility.
  Cash balances at the end of the quarter were $220.3 million. Net debt, defined as debt less cash, at the end of the 2020 fiscal third quarter amounted to $1.6 billion as compared to $1.8 billion at the end of fiscal 2019. Additionally, our current borrowing availability is approximately $1.3 billion.

"In Commercial Foodservice, orders have consistently improved since the initial impact of COVID-19 in the second quarter. Foodservice demand has proven resilient with growing industry traffic resulting from the significant expansion of delivery, drive-through and curb-side pick-up. Restaurant operators are quickly adapting to these emerging trends that have accelerated during the pandemic, and present growth opportunities for our business. There is also a strong desire to return to indoor dining, which is benefiting our casual dining customers. We are well positioned with solutions that address the evolving foodservice environment. Interest continues to grow for our ventless products, automated cooking and beverage systems, touchless pick-up and delivery equipment, and for our “Open Kitchen” cloud-based IoT solution. With our launch of Bluezone® by Middleby, we are pleased to offer an industry-leading air-sanitization system that reduces the airborne transfer of viruses, such as COVID-19, with 99.9995% kill rate effectiveness, supporting our restaurant customers as they seek solutions to address indoor dining concerns,” commented Mr. FitzGerald.

"At our Residential Kitchen businesses, growth in order rates reflect increased time spent at home and in the kitchen. Favorable conditions in the housing market have returned and can be seen in new construction and home sales trends. The order rates also reflect demand for recently-debuted product innovations across the portfolio of our premium brands. Our investments continue with the addition of our showrooms, digital marketing initiatives and designer sales efforts.”

“At the Food Processing Group, travel restrictions have created challenges with customer demonstrations and installations. We anticipate this will have an impact on orders and shipments in the near-term. Despite this disruption, backlog levels remain healthy and there is strong interest in our recent product introductions. We remain focused on increasing our presence in fast-growing segments, such as cured meats and alternative protein. We are also positioned to support our customers growing requirements for automation solutions to address labor availability and increased employee safety concerns,” Mr. FitzGerald concluded.

Conference Call

A conference call will be held at 10 a.m. Central Time on Thursday, November 5 and can be accessed by dialing (888) 391-6937 or (315) 625-3077 and providing conference code 4756758#. The conference call is also accessible through the Investor Relations section of the company website at www.middleby.com. A replay of the conference call will be available two hours after the conclusion of the call by dialing (855) 859-2056 and entering conference code 4756758#.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used in the commercial foodservice, food processing, and residential kitchen equipment industries. The company's leading equipment brands serving the commercial foodservice industry include Anets®, APW Wyott®, Bakers Pride®, Beech®, BKI®, Blodgett®, Blodgett Combi®, Blodgett Range®, Bloomfield®, Britannia®, Carter-Hoffmann®, Celfrost®, Concordia®, CookTek®, Crown®, CTX®, Desmon®, Deutsche Beverage®, Doyon®, Eswood®, EVO®, Firex®, Follett®, frifri®, Giga®, Globe®, Goldstein®, Holman®, Houno®, IMC®, Induc®, Ink Kegs®, Jade®, JoeTap®, Josper®, L2F®, Lang®, Lincat®, MagiKitch'n®, Market Forge®, Marsal®, Middleby Marshall®, MPC®, Nieco®, Nu-Vu®, PerfectFry®, Pitco®, QualServ®, RAM®, Southbend®, Ss Brewtech®, Star®, Starline®, Sveba Dahlen®, Synesso®, Taylor®, Toastmaster®, TurboChef®, Ultrafryer®, Varimixer®, Wells® and Wunder-Bar®. The company’s leading equipment brands serving the food processing industry include Alkar®, Armor Inox®, Auto-Bake®, Baker Thermal Solutions®, Burford®, Cozzini®, CVP Systems®, Danfotech®, Deutsche Process®, Drake®, Emico®, Glimek®, Hinds-Bock®, Maurer-Atmos®, MP Equipment®, M-TEK®, Pacproinc®, RapidPak®, Scanico®, Spooner Vicars®, Stewart Systems®, Thurne® and Ve.Ma.C.®. The company’s leading equipment brands serving the residential kitchen industry include AGA® AGA Cookshop®, Brava®, EVO®, Fired Earth®, Heartland®, La Cornue®, Leisure Sinks®, Lynx®, Marvel®, Mercury®, Rangemaster®, Rayburn®, Redfyre®, Sedona®, Stanley®, TurboChef®, U-Line® and Viking®.

For more information about The Middleby Corporation and the company brands, please visit www.middleby.com.

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	3rd Qtr, 2020	3rd Qtr, 2019	3rd Qtr, 2020	3rd Qtr, 2019
Net sales	$634,525	$724,014	$1,783,961	$2,171,820
Cost of sales	411,776	453,986	1,157,896	1,358,001

Gross profit	222,749	270,028	626,065	813,819

Selling, general and administrative expenses	128,814	144,460	384,580	434,884
Former Chairman and CEO transition costs	—	—	—	10,116
Restructuring expenses	7,263	4,223	10,281	6,806
Income from operations	86,672	121,345	231,204	362,013

Interest expense and deferred financing amortization, net	18,418	20,846	55,881	63,334
Net periodic pension benefit (other than service costs)	(10,149)	(7,175)	(30,004)	(22,233)
Other (income) expense, net	(294)	1,444	3,414	(489)

Earnings before income taxes	78,697	106,230	201,913	321,401

Provision for income taxes	18,181	24,210	46,456	78,158

Net earnings	$60,516	$82,020	$155,457	$243,243

Net earnings per share:

Basic	$1.10	$1.47	$2.82	$4.37

Diluted	$1.10	$1.47	$2.82	$4.37

Weighted average number of shares

Basic	54,982	55,663	55,104	55,641

Diluted	55,100	55,663	55,152	55,641

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Sep 26, 2020	Dec 28, 2019
ASSETS

Cash and cash equivalents	$220,310	$94,500
Accounts receivable, net	381,273	447,612
Inventories, net	557,512	585,699
Prepaid expenses and other	67,261	61,224
Prepaid taxes	14,826	20,161
Total current assets	1,241,182	1,209,196

Property, plant and equipment, net	343,860	352,145
Goodwill	1,855,361	1,849,747
Other intangibles, net	1,420,600	1,443,381
Long-term deferred tax assets	35,115	36,932
Other assets	124,066	110,742

Total assets	$5,020,184	$5,002,143

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$23,152	$2,894
Accounts payable	152,262	173,693
Accrued expenses	421,580	416,550
Total current liabilities	596,994	593,137

Long-term debt	1,808,973	1,870,246
Long-term deferred tax liability	137,276	133,500
Accrued pension benefits	252,420	289,086
Other non-current liabilities	193,199	169,360

Stockholders' equity	2,031,322	1,946,814

Total liabilities and stockholders' equity	$5,020,184	$5,002,143

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total (1)
Three Months Ended September 26, 2020
Net sales	$371,223	$152,654	$110,648	$634,525
Segment Operating Income	$57,483	$22,626	$22,860	$86,672
Operating Income % of net sales	15.5%	14.8%	20.7%	13.7%

Depreciation	5,360	2,965	1,480	9,805
Amortization	12,923	2,170	1,794	16,887
Restructuring expenses	6,969	138	156	7,263
Facility consolidation related expenses	574	—	—	574
Stock Compensation	—	—	—	5,300
Segment adjusted EBITDA	$83,309	$27,899	$26,290	$126,501
Adjusted EBITDA % of net sales	22.4%	18.3%	23.8%	19.9%

Three Months Ended September 28, 2019
Net sales	$500,990	$133,877	$89,147	$724,014
Segment Operating Income	$105,099	$17,850	$13,349	$121,345
Operating Income % of net sales	21.0%	13.3%	15.0%	16.8%

Depreciation	5,413	2,897	1,158	9,476
Amortization	12,230	2,413	2,616	17,259
Restructuring expenses	2,126	2,017	80	4,223
Facility consolidation related expenses	381	952	—	1,333
Acquisition related inventory step-up charge	1,258	—	186	1,444
Stock Compensation	—	—	—	1,923
Segment adjusted EBITDA	$126,507	$26,129	$17,389	$157,003
Adjusted EBITDA % of net sales	25.3%	19.5%	19.5%	21.7%

Nine Months Ended September 26, 2020
Net sales	$1,081,847	$385,637	$316,477	$1,783,961
Segment Operating Income	$173,064	$41,860	$57,801	$231,204
Operating Income % of net sales	16.0%	10.9%	18.3%	13.0%

Depreciation	15,567	8,742	4,179	28,503
Amortization	38,257	7,627	5,494	51,378
Restructuring expenses	9,115	973	193	10,281
Facility consolidation related expenses	848	—	—	848
Acquisition related inventory step-up charge	2,106	—	—	2,106
Stock Compensation	—	—	—	14,422
Segment adjusted EBITDA	$238,957	$59,202	$67,667	$338,742
Adjusted EBITDA % of net sales	22.1%	15.4%	21.4%	19.0%

Nine Months Ended September 28, 2019
Net sales	$1,471,800	$420,546	$279,474	$2,171,820
Segment Operating Income	$313,482	$57,220	$44,477	$362,013
Operating Income % of net sales	21.3%	13.6%	15.9%	16.7%

Depreciation	15,714	8,697	3,498	28,014
Amortization	34,519	7,308	6,223	48,050
Restructuring expenses	2,977	3,693	136	6,806
Facility consolidation related expenses	381	952	—	1,333
Acquisition related inventory step-up charge	2,494	—	186	2,680
Stock Compensation	—	—	—	3,257
Former Chairman and CEO transition costs	—	—	—	10,116
Segment adjusted EBITDA	$369,567	$77,870	$54,520	$462,269
Adjusted EBITDA % of net sales	25.1%	18.5%	19.5%	21.3%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $11.0 million and $13.0 million for the three months ended September 26, 2020 and September 28, 2019, respectively, and $27.1 million and $39.7 million for the nine months ended September 26, 2020 and September 28, 2019, respectively.

	Three Months Ended
	3rd Qtr, 2020		3rd Qtr, 2019
	$	Diluted per share	$	Diluted per share
Net earnings	$60,516	$1.10	$82,020	$1.47
Amortization (1)	17,861	0.32	17,661	0.32
Amortization of discount on convertible notes	1,848	0.03	—	—
Restructuring expenses	7,263	0.13	4,223	0.08
Acquisition related inventory step-up charge	—	—	1,444	0.03
Facility consolidation related expenses	574	0.01	1,333	0.02
Net periodic pension benefit (other than service costs)	(10,149)	(0.18)	(7,175)	(0.13)
Income tax effect of pre-tax adjustments	(4,019)	(0.07)	(3,987)	(0.07)
Adjusted net earnings	$73,894	$1.34	$95,519	$1.72
	Nine Months Ended
	3rd Qtr, 2020		3rd Qtr, 2019
	$	Diluted per share	$	Diluted per share
Net earnings	$155,457	$2.82	$243,243	$4.37
Amortization (1)	53,373	0.97	49,258	0.89
Amortization of discount on convertible notes	1,848	0.03	—	—
Restructuring expenses	10,281	0.19	6,806	0.12
Acquisition related inventory step-up charge	2,106	0.04	2,680	0.05
Facility consolidation related expenses	848	0.02	1,333	0.02
Net periodic pension benefit (other than service costs)	(30,004)	(0.54)	(22,233)	(0.40)
Former Chairman & CEO transition costs	—	—	10,116	0.18
Income tax effect of pre-tax adjustments	(8,844)	(0.17)	(11,654)	(0.21)
Adjusted net earnings	$185,065	$3.36	$279,549	$5.02
(1) Includes amortization of deferred financing costs and convertible notes issuance costs.
	Three Months Ended		Nine Months Ended
	3rd Qtr, 2020	3rd Qtr, 2019	3rd Qtr, 2020	3rd Qtr, 2019
Net Cash Flows Provided By (Used In):
Operating activities	$151,422	$128,154	$316,182	$229,744
Investing activities	(10,358)	(84,074)	(53,539)	(272,793)
Financing activities	(573,169)	(35,555)	(134,838)	61,615

Free Cash Flow
Cash flow from operating activities	$151,422	$128,154	$316,182	$229,744
Less: Net capital expenditures	(7,064)	(12,189)	(20,395)	(33,819)
Free cash flow	$144,358	$115,965	$295,787	$195,925

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The Company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes the company is required to recognize imputed interest expense on the company’s $747.5 million of convertible senior notes due 2025 that were issued in a private placement in August 2020. The imputed interest rate is 4.7% for the convertible notes due 2025, while the actual coupon interest rate of the notes is 1.0%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The Company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715